Exhibit 10.7

Name:	[●]
Number of Shares of Stock Subject to Stock Option:	[●]
Exercise Price Per Share:	$[●]
Date of Grant:	[●]

ABIOMED, Inc.

2015 Omnibus Incentive Plan

Non-statutory Stock Option Agreement (Non-Employee Director)

This agreement (this “Agreement”) evidences the grant of a stock option by ABIOMED, Inc. (the “Company”) to the individual named above (the “Optionee”) pursuant to and subject to the terms of the ABIOMED, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option.  On the date of grant set forth above (the “Date of Grant”) the Company granted to the Optionee an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (each, a “Share,” and collectively, the “Shares”) at the exercise price per Share set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code).  The Optionee is a member of the Board.

2. Meaning of Certain Terms.  Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3. Vesting; Method of Exercise.

(a)	[Vesting Terms].
(b)

No portion of the Stock Option may be exercised until it vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in a form acceptable to the Administrator signed by the Optionee (or legally appointed representative, in the event of the Optionee’s disability) or the person or persons to whom the Stock Option is transferred by will or the applicable laws of descent and distribution.  Each such election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan.  The exercise price may be paid by cash or check acceptable to the Administrator or by such other means provided for in the Plan, to the extent permitted by the Administrator.  In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of such individual to exercise the Stock Option and compliance with applicable securities laws.  The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”).  Any portion of the Stock Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate.  Upon any earlier termination of Employment, the provisions of Section 6(a)(4) of the Plan shall apply.

4. Forfeiture; Recovery of Compensation.  By accepting the Stock Option the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, under the Stock Option or to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.

5. Transfer of Stock Option. The Stock Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan.

6. Certain Tax Matters.  The Optionee expressly acknowledges and agrees that he or shall be responsible for satisfying and paying all taxes arising from or due in connection with the Stock Option, the exercise of the Stock Option, and/or the acquisition of any Stock hereunder.  The Company shall have no liability or obligation relating to the foregoing.

7. Form S-8 Prospectus.  The Optionee acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued pursuant to the exercise of the Stock Option under the Plan.

8. Acknowledgments.  By accepting the Stock Option, the Optionee agrees to be bound by, and agrees that the Stock Option is subject in all respects to, the terms of the Plan.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.  The Optionee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the ___ day of [●], [●].

Company:	ABIOMED, INC.

By:
Name:
Title:

Optionee:
Name:

Address:

[Signature Page to Non-Statutory Option Agreement]